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Exhibit 11.1.  Statement Regarding Computation of Earnings per Share.
1.  Net loss per common share was computed as follows:

      Net loss applicable to common stock                            (5,436,957)
                  divided by                                           --------  = (4.76)
      Weighted average number of common shares outstanding            1,142,545

2.  Loss from discontinued operations per common share was computed as follows:

      Loss from discontinued operations                                (431,916)
                  divided by                                           --------  =  (.38)
      Weighted average number of common shares outstanding            1,142,545

3.  Loss from continuing operations per common share was computed as follows:

      Net loss per common share                                      (4.76)
                  minus
      Loss from discontinued operations per common share              (.38)
                                                                     -------

                                                                     (4.38)

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4.  Weighted average number of common shares outstanding was computed as follows:

                                        No. of
              No. of       No. of       Common        No. of                     Weighted
              Common       Common       & Equivalent  Other        No. of        Primary
              Shares       Share        Shares        Dilutive     Months        Average
              Outstanding  Equivalents  Outstanding   Securities   Outstanding   Shares Outstanding
Balance at
12/31/94:      2,038,767                 2,038,767                    12.0          24,465,204

Shares
issued:
1-for-5
 reverse
 split           408,753                   408,753                    12.0           4,905,041

Issuance
of common
stock:
06/30/95       1,023,000                 1,023,000                     6.0           6,138,000
06/30/95          50,000                    50,000                     6.0             300,000
06/30/95          50,000                    50,000                     6.0             300,000
08/16/95          75,000                    75,000                     4.5             337,500
08/18/95          50,000                    50,000                     4.5             225,000
08/22/95          50,000                    50,000                     4.0             200,000
08/22/95          50,000                    50,000                     4.0             200,000
09/28/95          60,000                    60,000                     3.0             180,000
10/03/95         100,000                   100,000                     3.0             300,000
10/11/95         100,000                   100,000                     2.5             250,000
11/07/95         100,000                   100,000                     2.0             200,000
11/15/95          50,000                    50,000                     1.5              75,000
12/19/95         200,000                   200,000                     0.5             100,000

Balance at
12/31/95:      2,366,753                 2,366,753                                  13,710,541/12

                                                                                     1,142,545
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